    Press Release

UGI Reports Third Quarter Results
August 6, 2025

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended June 30, 2025.

HIGHLIGHTS
•Q3 GAAP diluted earnings per share ("EPS") of $(0.76) and adjusted diluted EPS of $(0.01) compared to GAAP diluted EPS of $(0.23) and adjusted diluted EPS of $0.06 in the prior-year period.
•Year-to-date GAAP diluted EPS of $3.16 and adjusted diluted EPS of $3.55 compared to GAAP diluted EPS of $2.52 and adjusted diluted EPS of $3.22 in the prior-year period.
•Year-to-date reportable segments earnings before interest expense and income taxes1 ("EBIT") of $1,184 million compared to $1,185 million in the prior-year period.
•Executed on our strategic portfolio optimization initiative, generating approximately $150 million from asset sales in the Global LPG businesses, specifically in Hawaii, Italy, and a small cylinder business in the UK.
•Expect to be at the top end of our Fiscal 2025 adjusted EPS guidance range of $3.00 - $3.152 per share.

"We have achieved outstanding year-to-date results that showcase the strength of our asset portfolio and our team's commitment to safely and reliably deliver energy solutions to our customers," said Bob Flexon, President and Chief Executive Officer. "Our focus on driving superior business performance, operational excellence and creating greater financial flexibility is unwavering. We are particularly encouraged by the cultural transformation underway throughout the organization, as well as the customer-focused operational improvements being implemented at AmeriGas to strengthen performance. Through our balanced approach to growth investment and shareholder returns, we are building a more resilient and profitable UGI that creates sustainable value for shareholders."

EARNINGS CALL AND WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the quarterly earnings and other current activities at 9:00 AM ET on Thursday, August 7, 2025. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website at https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event until 11:59 PM ET August 6, 2026.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297
Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted EPS," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

The tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted EPS, the most comparable GAAP measure, to adjusted diluted EPS, to reflect the adjustments referred to above.

1 Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT, as determined in accordance with GAAP.
2 Because we are unable to predict certain potentially material items affecting diluted EPS on a GAAP basis and principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2025 adjusted diluted EPS, a non-GAAP measure, to diluted EPS, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)

Utilities

For the fiscal quarter ended June 30,	2025	2024	(Decrease) Increase
Revenues	$287	$257	$30	12%
Total margin (a)	$168	$164	$4	2%
Operating and administrative expenses	$96	$86	$10	12%
Operating income	$29	$37	$(8)	(22)%
Earnings before interest expense and income taxes	$30	$39	$(9)	(23)%
Gas Utility system throughput - billions of cubic feet
Core market	12	12	—	—%
Total	82	78	4	5%
Gas Utility degree days—% (warmer) than normal (b)	(8.9)%	(26.1)%
Capital expenditures	$146	$126	$20	16%

•Gas Utility service territory experienced temperatures that were 25% colder than the prior-year period.
•Total Gas Utility volumes increased 5% largely due to an increase in large firm delivery service volumes.
•Total margin increased $4 million primarily due to benefits from the Infrastructure Replacement and Expansion Program (IREP) at the West Virginia Gas Utility.
•Operating and administrative expenses increased $10 million primarily reflecting, among other things, higher personnel related and maintenance expenses.
•Operating income decreased $8 million as higher total margin ($4 million) was more than offset by higher operating and administrative expenses ($10 million) and increased depreciation expense ($2 million) from continued distribution system capital expenditure activity.

Midstream & Marketing

For the fiscal quarter ended June 30,	2025	2024	(Decrease) Increase
Revenues	$278	$253	$25	10%
Total margin (a)	$77	$86	$(9)	(10)%
Operating and administrative expenses	$32	$30	$2	7%
Operating income	$27	$41	$(14)	(34)%
Earnings before interest expense and income taxes	$27	$43	$(16)	(37)%
Heating degree days - % (warmer) than normal (b)	(5.4)%	(23.5)%
Capital expenditures	$30	$40	$(10)	(25)%

•Temperatures were 22% colder than the prior-year period.
•Total margin decreased $9 million largely due to lower midstream margins ($7 million) which arose mainly from lower natural gas gathering and processing activities and the absence of power generation margin ($5 million) associated with the sale of Hunlock Creek in September 2024, partially offset by higher margins from gas marketing activities ($4 million).
•Operating income decreased $14 million largely due to lower total margin ($9 million), lower other operating income primarily from storage farmout payments in the prior year ($6 million) and higher operating and administrative expenses ($2 million).

UGI International

For the fiscal quarter ended June 30,	2025	2024	(Decrease) Increase
Revenues	$437	$455	$(18)	(4)%
Total margin (a)	$192	$211	$(19)	(9)%
Operating and administrative expenses (a)	$129	$138	$(9)	(7)%
Operating income	$43	$57	$(14)	(25)%
Earnings before interest expense and income taxes	$43	$57	$(14)	(25)%
LPG retail gallons sold (millions)	139	152	(13)	(9)%
Heating degree days - % (warmer) than normal (b)	(20.8)%	(10.0)%
Capital expenditures	$24	$24	$—	—%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2025 and 2024 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.13 and $1.08, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.34 and $1.26, respectively.

•Temperatures were 16% warmer than the prior-year period.
•Retail volumes were 9% lower than the prior-year period largely due to continued structural conservation, the absence of certain customers who previously converted from natural gas to LPG, and the effects of warmer weather.
•Total margin decreased $19 million primarily due to lower retail volumes and reduced LPG unit margins, partially offset by the translation effects of the stronger foreign currencies (~$10 million).
•Operating and administrative expenses decreased $9 million reflecting lower personnel-related and distribution expenses, partially offset by the translation effects of the stronger foreign currencies (~$8 million).
•Operating income decreased $14 million reflecting lower total margin ($19 million), partially offset by lower operating and administrative expenses ($9 million) and higher depreciation and amortization expenses ($2 million).

AmeriGas Propane

For the fiscal quarter ended June 30,	2025	2024	(Decrease) Increase
Revenues	$434	$445	$(11)	(2)%
Total margin (a)	$227	$228	$(1)	—%
Operating and administrative expenses	$220	$219	$1	—%
Operating loss / loss before interest expense and income taxes	$(28)	$(27)	$(1)	4%
Retail gallons sold (millions)	138	142	(4)	(3)%
Heating degree days - % (warmer) than normal (b)	(0.1)%	(5.5)%
Capital expenditures	$20	$21	$(1)	(5)%
•Temperatures were 5% colder than the prior-year period.
•Retail gallons decreased 3% due to the effect of net customer attrition.
•Total margin was fairly comparable to prior year as the impact of lower LPG volumes was substantially offset by higher LPG unit margins.
•Operating loss was largely consistent with the prior year as slightly lower total margin and slightly higher operating and administrative expenses were partially offset by higher gains on asset sales.

(a)Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.
(b)Deviation from average heating degree days is determined on a 10-year period utilizing volume-weighted weather data.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Revenues:
Utilities	$287	$257	$1,545	$1,396	$1,747	$1,606
Midstream & Marketing	278	253	1,232	1,130	1,471	1,391
UGI International	437	455	1,725	1,853	2,151	2,382
AmeriGas Propane	434	445	1,909	1,869	2,311	2,303
Corporate & Other (a)	(42)	(30)	(321)	(280)	(348)	(310)
Total revenues	$1,394	$1,380	$6,090	$5,968	$7,332	$7,372
Earnings (loss) before interest expense and income taxes:
Utilities	$30	$39	$412	$400	$412	$398
Midstream & Marketing	27	43	276	298	291	336
UGI International	43	57	296	305	314	323
AmeriGas Propane	(28)	(27)	200	182	160	210
Total reportable segments	72	112	1,184	1,185	1,177	1,267
Corporate & Other (a)	(199)	(71)	(96)	(195)	(345)	(22)
Total earnings (loss) before interest expense and income taxes	(127)	41	1,088	990	832	1,245
Interest expense:
Utilities	(24)	(22)	(75)	(69)	(99)	(89)
Midstream & Marketing	(11)	(9)	(35)	(29)	(47)	(41)
UGI International	(13)	(11)	(34)	(33)	(45)	(44)
AmeriGas Propane	(36)	(41)	(106)	(122)	(140)	(163)
Corporate & Other, net (a)	(17)	(13)	(55)	(43)	(72)	(57)
Total interest expense	(101)	(96)	(305)	(296)	(403)	(394)
Income (loss) before income taxes	(228)	(55)	783	694	429	851
Income tax benefit (expense)	65	7	(92)	(152)	(11)	(178)
Net income (loss) attributable to UGI Corporation	$(163)	$(48)	$691	$542	$418	$673
Earnings (loss) per share attributable to UGI shareholders:
Basic	$(0.76)	$(0.23)	$3.22	$2.58	$1.95	$3.20
Diluted	$(0.76)	$(0.23)	$3.16	$2.52	$1.92	$3.12
Weighted Average common shares outstanding (thousands):
Basic	214,813	210,679	214,896	210,090	214,899	210,573
Diluted	214,813	210,679	218,423	215,218	217,661	215,909
Supplemental information:
Net income (loss) attributable to UGI Corporation:
Utilities	$5	$13	$260	$254	$243	$239
Midstream & Marketing	19	22	258	234	262	262
UGI International	36	39	229	213	278	235
AmeriGas Propane	37	(36)	16	17	(24)	1
Total reportable segments	97	38	763	718	759	737
Corporate & Other (a)	(260)	(86)	(72)	(176)	(341)	(64)
Total net income (loss) attributable to UGI Corporation	$(163)	$(48)	$691	$542	$418	$673

(a)    Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our Chief Operating Decision Maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income (Loss) Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share.

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted EPS, the most comparable GAAP measure, to adjusted diluted EPS, to reflect the adjustments referred to previously:

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Adjusted net income (loss) attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$(163)	$(48)	$691	$542	$418	$673
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(31), $15, $(2), $16, $(1) and $62, respectively)	81	(33)	12	(66)	18	(190)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(7), $1, $(4), $(5), $(8) and $(1), respectively)	18	—	12	13	21	3
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $0, $0, $0, $(3), and $0, respectively)	—	—	—	—	192	—
Loss on extinguishment of debt (net of tax of $(2), $(2), $(2), $(2), $(3) and $(2), respectively)	8	5	8	5	9	5
Impairments of equity method investments and assets (net of tax of $0, $0, $0, $(2), $(1) and $(2), respectively)	—	25	—	30	—	30
Business transformation expenses (net of tax of $0, $0, $0, $0, $0, and $(1), respectively)	—	—	—	—	—	3
Costs associated with exit of the UGI International energy marketing business (net of tax of $0, $0, $0, $(14), $(1) and $(17), respectively)	—	2	—	68	1	79
Loss on disposals of businesses (net of tax of $(1), $(17), $(1), $(17), $5 and $(17), respectively)	53	45	53	45	63	45
AmeriGas operations enhancement for growth project (net of tax of $0, $(3), $0, $(6), $0 and $(7), respectively)	—	9	—	19	—	23
Restructuring costs (net of tax of $0, $(2), $0, $(12), $(8) and $(12), respectively)	—	7	—	37	19	37
Net gain on sale of UGI headquarters building (net of tax of $0, $0, $0, $0, $0 and $4, respectively)	—	—	—	—	—	(10)
Total adjustments (1)	160	60	85	151	323	25
Adjusted net income (loss) attributable to UGI Corporation	$(3)	$12	$776	$693	$741	$698

Adjusted diluted earnings (loss) per share:
UGI Corporation earnings (loss) per share — diluted (2)	$(0.76)	$(0.23)	$3.16	$2.52	$1.92	$3.12
Net losses (gains) on commodity derivative instruments not associated with current-period transactions	0.38	(0.14)	0.06	(0.31)	0.08	(0.88)
Unrealized losses (gains) on foreign currency derivative instruments	0.08	—	0.05	0.06	0.10	0.01
Loss associated with impairment of AmeriGas Propane goodwill	—	—	—	—	0.88	—
Loss on extinguishment of debt	0.04	0.02	0.04	0.02	0.04	0.02
Impairments of equity method investments and assets	—	0.12	—	0.14	—	0.14
Business transformation expenses	—	—	—	—	—	0.01
Costs associated with the exit of the UGI International energy marketing business	—	0.01	—	0.32	—	0.37
Loss on disposals of businesses	0.25	0.21	0.24	0.21	0.29	0.21
AmeriGas operations enhancement for growth project	—	0.04	—	0.09	—	0.11
Restructuring costs	—	0.03	—	0.17	0.09	0.17
Net gain on sale of UGI headquarters building	—	—	—	—	—	(0.05)
Total adjustments (2)	0.75	0.29	0.39	0.70	1.48	0.11
Adjusted diluted earnings (loss) per share (2)	$(0.01)	$0.06	$3.55	$3.22	$3.40	$3.23
(1)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(2)The diluted loss per share for the three months ended June 30, 2024 was determined excluding the effect of 3.82 million dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period. The adjusted diluted EPS for the three months ended June 30, 2024 was determined based upon fully diluted shares of 214.50 million.